                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 3, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 8, 2000), appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798,
33-40054, 33-44791, 33-47636, 33-60492, 33-59395, 33-63991, 33-64719,
333-02901, 333-11725, 333-11897, 333-17879, 333-21019, 333-49207, 333-52053,
333-67385, 333-69303, 333-72719, 333-72721, 333-78031, 333-79613 and 333-79541.


                                       /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
March 13, 2000